Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

CIGNA CORPORATION,

a Delaware corporation
incorporated on November 3, 1981

Dated: October 28, 2009

BY-LAWS OF
CIGNA CORPORATION
(A Delaware Corporation)

ARTICLE I
Offices

SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Shareholders

SECTION 1. Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2. Annual Meeting. The annual meeting of shareholders shall be held on the fourth Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 3:30 P.M., or at such other time or on such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the shareholders shall elect directors to the Board of Directors and transact such other business as may properly be brought before the meeting. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Corporate Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with Article II, Section 11(b) of these By-Laws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.

SECTION 3. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chief Executive Officer. At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice, or notice in the form of electronic transmission to shareholders who have consented to receive notice in such form, of each annual and special meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to notice of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. If mailed, such notice shall be sent in a postage prepaid envelope, addressed to the shareholder at his or her address as it appears on the records of the Corporation. Such notice shall be deemed given (i) if by mail, at the time when the same shall be deposited in the United States mail, postage prepaid; (ii) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive such notice; (iv) if by a posting on an electronic network together with a separate notice to the shareholder of such specific posting, upon the later to occur of (a) such posting, or (b) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the shareholder in the manner consented to by the shareholder. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Corporate Secretary or Assistant Corporate Secretary of the Corporation or to the transfer agent or other person responsible for giving notice; provided however, that inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, or a waiver by electronic transmission, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of shareholders need be specified in any written waiver of notice.

SECTION 5. List of Shareholders. The Corporate Secretary of the Corporation, or such other person who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, in the manner provided by law. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 6. Quorum, Adjournments. The holders of at least two-fifths of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise required by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of shareholders, the chairman of the meeting or a majority of the voting power entitled to vote thereon, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 7. Organization. At each meeting of shareholders, the Chairman of the Board or, in the Chairman’s absence, a director of the Corporation chosen by the Board of Directors at the meeting, shall act as chairman of the meeting. The Corporate Secretary or, in the Corporate Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8. Order of and Rules for Conducting Business. The order of and the rules for conducting business at all meetings of the shareholders shall be as determined by the chairman of the meeting. The chairman shall have the power to adjourn the meeting to another place, date or time.

SECTION 9. Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in it by the Certificate of Incorporation, each shareholder of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of capital stock of the Corporation standing in such shareholder’s name on the record of shareholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 7 of Article V of these By-Laws as the record date for the determination of the shareholders who shall be entitled to vote at such meeting; or

(b) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived by all shareholders, at the close of business on the day next preceding the day on which the meeting is held.

Each shareholder entitled to vote at any meeting of shareholders may vote in person or may authorize another person or persons to act for such shareholder by a proxy authorized by an instrument in writing or by a transmission permitted by law delivered to the Inspectors of Election, but no such proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing or a transmission permitted by law revoking the proxy or constituting another valid proxy bearing a later date to the Inspectors. Any such proxy shall be delivered to the Inspectors, or such other person so designated to receive proxies, at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the Corporation present in person or by proxy at such meeting and entitled to vote on the subject matter, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder’s proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 10. Inspectors of Election. The Board of Directors, the Chairman of the Board or the Chief Executive Officer shall, in advance of any meeting of shareholders, appoint one or more Inspectors of Election to act at the meeting or at any adjournment and make a written report thereof, and may designate one or more persons as alternate Inspectors to replace any Inspectors who fail to act. If no Inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more Inspectors to act at the meeting. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the Inspector’s best ability. The Inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of proxies and ballots, receive and count all votes and ballots, determine all challenges and questions arising in connection with the right to vote, retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors, and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots and report the same to the chairman of the meeting, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a shareholder shall determine otherwise. On request of the chairman of the meeting, the Inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an Inspector of an election of directors. Inspectors need not be shareholders.

Section 11. Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. For nominations to be properly brought before a meeting by a shareholder pursuant to clause (b) of the preceding sentence, (1) the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation and (2) the shareholder and any beneficial owner on whose behalf a nomination is made must comply with the representation set forth in such shareholder’s Nomination Solicitation Statement (as defined herein). To be timely, a shareholder’s notice shall be received by the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was first given or such public disclosure was first made. Such shareholder’s notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (such Act and such rules and regulations, collectively, the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a statement whether such person, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Board Practice on Director Selection and Membership; and (2) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Corporation’s stock ledger, of such shareholder and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and by such beneficial owner and (iii) a statement whether or not such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares reasonably believed by such shareholder or beneficial owner to elect such nominee or nominees (such statement, a “Nomination Solicitation Statement”). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Corporate Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election at any meeting of shareholders as a director of the Corporation unless nominated in compliance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in compliance with the procedures prescribed by the By-Laws, and if the chairman of the meeting should so determine, he or she shall so declare to the meeting and the defective nominations shall be disregarded.

Notwithstanding anything in this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the meeting, a shareholder’s notice required by these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

SECTION 12. Notice of Shareholder Business. At the annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations for election to the Board of Directors of the Corporation, which are governed by Section 11 of this Article II) must be a proper subject for shareholder action under the Delaware General Corporation Law (the “DGCL”) and must be (a) specified in the notice of meeting (or any supplement thereto) given by the Corporation; (b) brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who has complied with the notice procedures set forth in this Section, and who shall be entitled to vote on such business. For business (other than nominations for election to the Board of Directors of the Corporation, which are governed by Section 11 of this Article II) to be properly brought before an annual meeting by a shareholder, (1) the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation, (2) such business must be a proper matter for shareholder action under the DGCL and (3) the shareholder and any beneficial owner on whose behalf such business is proposed must comply with the representation set forth in such shareholder’s Business Solicitation Statement (as defined herein). To be timely, a shareholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the Corporation at the principal executive offices of the Corporation, not less than 90 days prior to the meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was first mailed or such public disclosure was first made. A shareholder’s notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) as to the shareholder giving such notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address, as they appear on the Corporation’s stock ledger, of such shareholder and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) a statement whether or not such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such statement, a “Business Solicitation Statement”). Notwithstanding anything in the By-Laws to the contrary, no business (other than nominations for election to the Board of Directors of the Corporation, which are governed by Section 11 of this Article II) shall be conducted at an annual meeting except in compliance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in compliance with the provisions of this Section 12, and if the chairman of the meeting should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III
Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

SECTION 2. Number, Qualifications, Election and Term of Office. The Board of Directors shall consist of not less than 8 nor more than 16 directors. The number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be shareholders. The directors (other than members of the initial Board of Directors) shall be divided into three classes which shall be divided as evenly as practicable with respect to the number of members of each class; the term of office of those of the first class to expire at the annual meeting commencing in April, 1983; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen by class for a term of three years, or for such shorter term as the shareholders may specify to complete the unexpired term of a predecessor, or to preserve the division of the directors into classes as provided herein. Each director shall hold office until his or her successor shall have been elected and qualified, or until death, or until such director shall have resigned, or shall have been removed, as hereinafter provided in these By-Laws.

SECTION 3. Chairman of the Board.

(a) The Directors shall elect a Chairman of the Board from among the independent members of the Board of Directors who shall serve for a term of three years unless sooner removed, with or without cause, by a majority of the Board of Directors. The Board of Directors shall fill any vacancy in the position of Chairman of the Board of Directors at such time and in such manner as the Board of Directors shall determine. In addition, the Board of Directors may appoint one or more directors to serve in roles with such titles (including the titles of Vice Chairman, Lead Director and Presiding Director), powers, duties and compensation as it may approve.

(b) The Chairman shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned by the Board of Directors, including presiding at all meetings of the shareholders of the Corporation, all meetings of the Board of Directors, and all meetings of the Executive Committee, at which the Chairman shall be present. Except as may otherwise be determined by the Board or provided in these By-Laws, the Chairman may serve as a member of any committee of the Board subject to applicable laws, regulations and standards and, even when not named a standing member of a committee, shall have the right to attend and participate in all meetings of any committee of the Board of Directors as if he or she were a member of such committee, including having the right to vote on any mater brought before the committee and being counted for the purposes of determining whether a quorum of the committee is present.

SECTION 4. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by one-third of the members of the Board of Directors of the Corporation.

SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Corporate Secretary as hereinafter provided in this Section. Any such notice shall state the place, date and time of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to the director’s residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to the director at such place by telegraph, cable, telex, telecopier, electronic transmission or other similar means, or be delivered to the director personally or be given to the director by telephone or other similar means, at least twelve hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice, or waiver by electronic transmission or who shall attend such meeting, except when the director shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

 SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Corporate Secretary or, in the Corporate Secretary’s absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11. Vacancies. Any vacancy in the Board of Directors, whether arising from death, disqualification, resignation, removal for cause, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director so elected shall hold office until his or her successor shall have been elected and qualified.

SECTION 12. Removal of Directors. Any director may be removed, only for cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors, including the Chairman of the Board, for services to the Corporation in any capacity.

SECTION 14. Committees.

(a) The Board shall create an Executive Committee, which shall consist of no less than two nor more than seven members of the Board and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except the Executive Committee shall not have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to shareholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation.

(b) The Board shall create an Audit Committee and a People Resources Committee, each of which shall consist of three (3) or more members of the Board of Directors of the Corporation, none of whom shall be employees of the Corporation or its subsidiaries.

(c) The Board may also create such other committees, with such authority and duties, as the Board may from time to time deem advisable, and may authorize any of such committees to appoint one or more subcommittees. Each such committee or subcommittee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it but shall have no greater powers than those given the Executive Committee by these By-Laws and as restricted by statute or the Certificate of Incorporation. Each such committee or subcommittee shall serve at the pleasure of the Board of Directors or of the committee creating it as the case may be, and have such name as may be determined from time to time by resolution adopted by the Board of Directors or by the committee creating it. Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors or the committee creating it.

(d) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 15. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV
Officers

SECTION 1. Selection and Qualifications. The officers of the Corporation shall be elected by the Board of Directors except as otherwise provided herein or in a resolution adopted by the Board of Directors and may include the President, the Chief Executive Officer, one or more Vice Presidents, and such other officers as the Board of Directors may choose. The Board may authorize the Chief Executive Officer to appoint one or more classes of officers with such titles (including the titles of Vice President, Corporate Secretary and Treasurer), powers, duties and compensation as the Chief Executive Officer may approve. Any two or more offices may be held by the same person. Each officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified, or until death, or until such officer shall have resigned or have been removed, as hereinafter provided in these By-Laws.

SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any appointed officer of the Corporation may also be removed, either with or without cause, at any time, by the Chief Executive Officer.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall have responsibility for the general and active management of the business, property and affairs of the Corporation, subject, to the control of the Board of Directors. The Chief Executive Officer shall perform such other duties as may be specified in the By-Laws or assigned by the Board of Directors.

SECTION 5. President. The President shall perform all duties incident to the Office of President and such other duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board of Directors.

SECTION 6. Vice Presidents. Each Vice President shall perform such duties as from time to time may be assigned to the Vice President by the Board of Directors, the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.

SECTION 7. Treasurer. The Treasurer shall:

(a)	have charge and custody of, and be responsible for, all the funds and securities of the Corporation;
(b)	keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;
(c)	deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d)	receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;
(e)	disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;
(f)	render to the Board of Directors, whenever the Board of Directors may require, an account of the Corporation’s cash position; and
(g)	in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors, or the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.

SECTION 8. Corporate Secretary. The Corporate Secretary shall:

(a)	keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;
(b)	see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;
(c)	Be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)	see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed in order to maintain the Corporation’s legal existence are properly kept and filed; and

(e)	in general, perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.

SECTION 9. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Treasurer or in the event of the inability or refusal of the Treasurer to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, the Treasurer, or such other officer as may be designated by one of the foregoing.

SECTION 10. The Assistant Corporate Secretary. The Assistant Corporate Secretary, or if there be more than one, the Assistant Corporate Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Corporate Secretary or in the event of the inability or refusal of the Corporate Secretary to act, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, the Corporate Secretary, or such other officer as may be designated by one of the foregoing.

SECTION 11. Designation. The Board of Directors may, by resolution, designate one or more officers to be any of the following: Chief Operating Officer, President, Chief Financial Officer, General Counsel, or Chief Accounting Officer.

SECTION 12. Agents and Employees. If authorized by the Board of Directors, the Chief Executive Officer or any officer or employee of the Corporation designated by the Board or the Chief Executive Officer may appoint or employ such agents and employees as shall be requisite for the proper conduct of the business of the Corporation, and may fix their compensation and the conditions of their employment, subject to removal by the appointing or employing person.

SECTION 13. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of such officer’s duties, in such amount and with such surety as the Board of Directors may require.

SECTION 14. Compensation. The compensation of all officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors unless by resolution of the Board that authority is delegated to a committee of the Board, the Chief Executive Officer, or any other officer of the Corporation. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

SECTION 15. Terms. Unless otherwise specified by the Board of Directors in any particular election or appointment, each officer shall hold office, and be removable, at the pleasure of the Board.

ARTICLE V
Stock Certificates and Their Transfer

SECTION 1. Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Corporate Secretary or an Assistant Corporate Secretary, representing the number of shares registered in certificate form. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required or permitted to be set forth or stated on certificates pursuant to this section or otherwise pursuant to the Delaware General Corporation Law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

SECTION 3. Lost Certificates. The Corporation may issue a new certificate or certificates, or uncertificated shares, in the place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. The Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority or transfer, or upon receipt by the transfer agent of a proper instruction from the registered holder of uncertificated shares, it shall be the duty of the Corporation to transfer such shares upon its records and, in connection with the transfer of a share that will be certificated, to issue a new certificate to the person entitled thereto and to cancel the old certificate; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, or when proper instructions with respect to the transfer of uncertificated shares are received, both the transferor and the transferee request the Corporation to do so.

SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7. Fixing the Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. To the extent permitted by law, the record date for determining the shareholders entitled to receive notice of a meeting may be different from the record date for determining the shareholders entitled to vote at such meeting.

In order that the Corporation may determine the shareholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the DGCL, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL with respect to the proposed action by consent of the shareholders without a meeting, the record date for determining shareholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 8. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI
Indemnification

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (i) is or was a director or an officer of the Corporation or (ii) is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (the persons in clauses (i) and (ii) hereinafter referred to as an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VI, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, agreement, vote of shareholders or directors or otherwise.

SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7. Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, agent, partner or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VII
General Provisions

SECTION 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

SECTION 4. Contributions. The Board of Directors shall have the authority from time to time to make such contributions as the Board in its discretion shall determine, for public and charitable purposes.

SECTION 5. Borrowing, etc. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

SECTION 6. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks, drafts, notes or other orders for payment signed by such one or more officers, employees or other persons as the Board shall from time to time determine.

SECTION 7. Execution of Contracts, Deeds, etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 8. Voting of Stock in Other Corporations. If authorized by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as such proxy may deem necessary or proper in the circumstances.

SECTION 9. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of punch cards, magnetic tape, photographs, microphotographs, or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VIII
Amendments

These By-Laws may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon; provided, however, that Section 2 of Article III of these By-Laws may not be amended or repealed, nor may any provision be adopted that is inconsistent with such section, in any case by action of the stockholders, unless such amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon. The Board of Directors shall also have the power to adopt, amend or repeal any provision of these By-Laws of the Corporation without any vote of the stockholders of the Corporation.

ARTICLE IX
Definitions

Section 1. “Certificate of Incorporation.” The term “Certificate of Incorporation,” as used herein, includes not only the original Certificate of Incorporation filed to create the Corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, which are filed pursuant to the Delaware General Corporation Law, and which have the effect of amending or supplementing in some respect this Corporation’s original Certificate of Incorporation.

Section 2. “Electronic Transmission.” The term “electronic transmission” as used herein shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process or that otherwise may be permitted as an electronic transmission by the Delaware General Corporation law, as amended from time to time.

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